UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2013

KINGOLD JEWELRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Huangpu Science and Technology Park Jiang’an District Wuhan, Hubei Province, PRC	430023
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code: (011) 86 27 65694977

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On January 10, 2013, we entered into a Subscription Agreement with three individuals providing for the sale of an aggregate 7,000,000 shares of our common stock at a price of $1.80 per share for aggregate gross proceeds of $12,600,000. We also granted the investors warrants to acquire up to an aggregate 2,800,000 additional shares of our common stock at a price of $1.80 per share, which warrants are exercisable at any time in whole or in part within twelve months of the date of the Subscription Agreement.

We intend to issue the investors shares of common stock and warrants that have been registered with the Securities and Exchange Commission (“SEC”) on our registration statement on Form S-3 (SEC File No. 333-179694) and will prepare and file with the SEC a prospectus supplement relating to such offer and sale.

The foregoing description of the Subscription Agreement and warrants are qualified in their entirety by reference to the full text of the Subscription Agreement and Form of Warrant, attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and which are incorporated herein in their entirety by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

No.	Description
5.1	Opinion of Reed Smith LLP
10.1	Subscription Agreement, dated January 10, 2013 between Kingold Jewelry, Inc. and the subscribers named therein
10.2	Form of Warrant dated January 10, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGOLD JEWELRY, INC.

By: /s/ Zhihong Jia

Name: Zhihong Jia
Title: Chief Executive Officer

Date: January 11, 2013